Exhibit 10.2

FIRST AMENDMENT TO AGENT AGREEMENT

THIS FIRST AMENDMENT TO AGENT AGREEMENT (this “Amendment”) dated as of April     , 2014 is entered into by and between Wunderlich Securities, Inc., a Tennessee corporation (the “Agent”), and Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Agent and the Company have entered into an Agent Agreement, dated July 29, 2011 and expiring on July 28, 2014 (the “Original Agreement”), whereby the Agent agreed to act as the Company’s agent in connection with the implementation of the Company’s Owner’s Club Stock Program (the “Program”) pursuant to which the Company originally was authorized to issue up to 200,000 shares of its common stock, par value $.10 per share (the “Stock”), to its customers as an award for their patronage of the Company’s casinos and as an incentive to continue such patronage;

WHEREAS, the Company has authorized additional shares of Stock for issuance under the Program and may now issue up to an aggregate of 550,000 shares of Stock under the Program;

WHEREAS, the Company desires to continue the marketing program for the Program;

WHEREAS, the Agent and the Company desire to amend the Original Agreement to set forth the terms on which the Agent would continue to act as the Company’s agent in connection with the Program; and

WHEREAS, the Agent has agreed to continue acting as the Company’s agent in connection with the Program on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Defined Terms. Capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings set forth in the Original Agreement, as amended by this Amendment (collectively, the “Amended Agreement”).

2. Amendments to the Original Agreement. The Original Agreement is hereby amended as follows:

a. Number of Shares. The first recital, the last sentence of Section 1.1(a) and the first sentence of Section 3.1(j) of the Original Agreement are each hereby amended by replacing the number “200,000” appearing therein with the number “550,000”.

b. Registration Statement. Section 1.1(a) of the Original Agreement is hereby amended by inserting the following phrase after the Commission File No. “333-172884” appearing in the first sentence thereof: “or 333-            , as applicable”.

c. Bank Credit Facility. Section 1.1(b) of the Original Agreement is hereby amended by replacing the phrase “Third Amended and Restated Credit Agreement dated as of February 5, 2010” with the following “Amended and Restated Credit Agreement, dated as of August 13, 2013.”

d. Accountants. Section 1.1(o) of the Original Agreement is deleted in its entirety and replaced with the following:

“(o) Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and whose report is incorporated by reference in the Prospectus, are independent public accountants as required by the Securities Act and the Rules and Regulations.”

e. Extension of Term. The first sentence of Section 2.1(a) of the Original Agreement is deleted in its entirety and replaced with the following:

“Subject to the terms and conditions stated herein, the Company hereby appoints the Agent as the exclusive agent of the Company for a period from the date of this Agreement until April 20, 2017 for the purpose of receiving Stock issued by the Company under the terms of the Program and holding such Stock on behalf of each of the recipients under the Program pursuant to the terms of the Program as set forth in the Prospectus, as such Prospectus may be amended or supplemented with the consent of the Agent.”

f. Deletion from Section 2.1(b). Section 2.1(b) of the Original Agreement is hereby amended by deleting from it the phrase “filed with the Commission as of the date of this Agreement.”

g. Revision of Compensation. Section 2.1(d) of the Original Agreement is deleted in its entirety and replaced with the following:

“(d) (i) During the period commencing on the date of this Agreement and ending on April 20, 2014, for performing the services under this Agreement, the Company shall pay the Agent a fee equal to $500.00 per customer account established under the Program, provided that the Agent’s aggregate fees shall not exceed $275,000.00 during such period, assuming that the Program has no more than 550 customer accounts. In the event that the Program has more than 550 customer accounts, the Company shall pay the Agent an amount not to exceed $450.00 per account for each customer account in excess of 550. The first payment of the fees payable to the Agent shall be made on August 15, 2011 in the amount of $137,500.00, and subsequent payments each in the amount of $68,750.00 shall be made on September 15, 2011 and December 15, 2011.

(ii) Commencing on April 21, 2014 and thereafter, for performing the services under this Agreement, the Company shall pay the Agent a fee equal to $350.00 per customer account established under the Program.

(iii) The fees set forth in this Section 2(d) are inclusive of any expenses incurred by the Agent in connection with the performance of services under this Agreement, except that the Company shall reimburse the Agent for the Agent’s reasonable out-of-pocket costs and expenses of legal counsel in an amount not to exceed $35,000.00 for the period commencing on the date of this Agreement and ending on December 31, 2013, and in an amount not to exceed $35,000.00 for the period commencing on January 1, 2014 and thereafter.

(iv) The Agent will not charge any fees to a participant in the Program for the establishment and maintenance of a customer account in connection with the Program, to the extent the activity in such account relates to the Stock.”

h. Termination. Each of Section 8.1 and Section 8.2 of the Original Agreement is hereby amended by replacing the phrase “ending on the third anniversary of the Effective Date” appearing therein with the phrase “ending on April 20, 2017.”

i. Notices. Section 9.1 of the Original Agreement is hereby amended by changing the Company’s mailing address to the following: “Pinnacle Entertainment, Inc., 3980 Howard Hughes Parkway, Las Vegas, Nevada 89169, Attention: John A. Godfrey (facsimile: (702) 541-7773).”

3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Agent that:

a. All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly and validly authorized, executed and delivered by the Company and constitutes and will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors’ rights generally, except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as enforceability may be limited by state or federal laws or policies relating to the non-enforceability of the indemnification provisions contained herein.

b. The execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby will not (i) result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and the Subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of the Subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties or assets, except (in the case of clauses (i) and (iii) above) as would not reasonably be expected to have a Material Adverse Effect.

c. All of the representations and warranties contained in the Amended Agreement are true and correct in all respects as of the date of this Amendment, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall be true and correct as of such specified earlier date.

4. Conditions to Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions, as certified in writing by the Agent to the Company:

a. Each of the Company and the Agent shall have executed this Amendment.

b. The Registration Statement shall have been declared effective or shall have become effective pursuant to Rule 462 promulgated under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been instituted or, to the actual knowledge of the Company or the Agent, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the Agent’s reasonable satisfaction.

c. The Agent shall not have advised the Company that the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that, in the Agent’s reasonable opinion, is material, or omits to state a fact that, in the Agent’s reasonable opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

d. Brownstein Hyatt Farber Schreck, LLP, special counsel to the Company, shall have furnished to the Agent its written opinion, as counsel to the Company, addressed to the Agent and dated the date hereof, in form and substance reasonably satisfactory to the Agent, substantially in the form attached as Exhibit A to the Original Agreement.

e. The Agent shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Agent, addressed to the Agent and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

f. The Stock shall be included for listing on the NYSE.

g. There shall not have occurred any event that would permit the Agent to terminate the Amended Agreement pursuant to Section 8.1 of the Amended Agreement.

5. Effect of Amendment. The Original Agreement, as amended by this Amendment, is hereby ratified, approved and reaffirmed and, except as expressly amended by this Amendment, the Original Agreement shall continue in full force and effect and its terms are incorporated herein by this reference and shall constitute a part of this Amendment. Any references to the “Agreement” or to the words “hereof,” “hereunder” or words of similar effect in the Original Agreement shall mean the Original Agreement as amended by this Amendment. In the event of any conflict between the Original Agreement and this Amendment, the terms and conditions of this Amendment shall control.

6. Miscellaneous.

a. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TENNESSEE WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF TENNESSEE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TENNESSEE.

b. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

c. Manual signatures exchanged by facsimile or electronically shall be deemed original signatures for all purposes.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date hereof.

PINNACLE ENTERTAINMENT, INC.

By:
Name:
Title:

WUNDERLICH SECURITIES, INC.

By:
Name:
Title:

[Signature Page to First Amendment to Agent Agreement]